Exhibit 14.1




            INDEPENDENT AUDITORS' CONSENT


            We consent to the incorporation by reference in this Registration Statement of Federated Equity Funds on Form N-14 of our report dated December 7, 2001 appearing in the annual report to shareholders of Federated Capital Appreciation Fund and Federated New Economy Fund (each a separate portfolio of Federated Equity Funds) for the year ended October 31, 2001 in the Prospectus/Proxy Statement, which is a part of such Registration Statement.

            Deloitte & Touche LLP

            Boston, Massachusetts
            December 19, 2001